UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2016, the SEC approved and filed a settlement with the Company of a previously reported inquiry commenced in 2012 regarding the Company’s treatment of rebates associated with volume discounts. The Company did not admit or deny liability as a condition of the settlement. The settlement was filed as an administrative proceeding and is based on non-scienter violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act, annual and quarterly reports violations of Section 13(a) of the Exchange Act and associated Rules 13a-1, 13a-13, and 12b-20, and books and records and internal controls violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act. The Company agreed to pay $1.6 million in connection with the settlement, which amount had been previously recorded as a charge during the year ended July 31, 2015.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 17, 2016	ModusLink Global Solutions, Inc.

	By:	/s/ Joseph B. Sherk
Joseph B. Sherk
Principal Financial and Principal Accounting Officer